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EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Capstone Turbine Corporation on Form S-3 of our reports dated March 28, 2002, appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 18, 2002